ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

December 9, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated December 9, 2014 of Capstone Companies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

Sincerely,

/s/ Robison, Hill & Co.
Robison, Hill & Co.